Exhibit 99.1

FOR IMMEDIATE RELEASE

Greenlane Holdings Provides Digital Asset Treasury Update and Announces $2.0 Million Share Repurchase Program

Company Reports 77.9 Million BERA Holdings Representing 32% of Circulating Supply

Boca Raton, Florida – April 9, 2026 – Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), a publicly traded digital asset treasury company with a strategic focus on BERA, the native digital asset of the Berachain blockchain network, today provided an update on its BERA treasury holdings and announced that its Board of Directors (the “Board”) has authorized a $2.0 million share repurchase program. The authorization reflects the Board’s confidence in the Company’s balance sheet strength, the value of its digital asset holdings, and the long-term potential of the Berachain ecosystem.

Strong Balance Sheet Supports Ongoing Treasury Growth

As reported in the Company’s fourth quarter and full year 2025 financial results, as of December 31, 2025, the Company held $32.5 million in cash and cash equivalents (including $22.8 million in stablecoins), $36.6 million in digital assets at fair value and carried total liabilities of $7.2 million with no outstanding debt. Total stockholders’ equity was $67.7 million. These figures are derived from the Company’s audited consolidated financial statements as reported in its Annual Report on Form 10-K filed with the SEC.

Digital Asset Treasury Update

As of April 7, 2026, Greenlane held approximately 77.9 million units of BERA1, representing approximately 32% of the circulating supply of BERA as reported by CoinMarketCap on that date2. The following table summarizes key treasury metrics:

Metric	Value	Detail
Total BERA Holdings	77.9 million units	As of April 7, 2026
% of Circulating Supply	32%	Per CoinMarketCap[2]
Validator Deployment	50.0 million units	Across multiple operators[3]
BERA Purchased	~7.5 million units	February 27 – April 7, 2026
Cumulative Protocol Rewards	1.46 million units	Since inception (October 2025)

●	Validator Deployment: Deployment has been structured across multiple operators, including the Company’s BeraStrategy validator, and is intended to align with Berachain’s protocol-level decentralization constraints[3]. Units deployed in validator infrastructure are subject to protocol-defined unbonding periods that limit near-term liquidity.

●	Staking Activity: The Company has sought to stake substantially all of its liquid on-chain holdings of BERA through Proof of Liquidity (“PoL”) staking and validator participation[4].

●	Protocol Participation: Protocol rewards are determined by network-level parameters, including PoL reward rates and validator commission structures, and are subject to change outside the Company’s control. The Company does not characterize these protocol rewards as revenue, and investors should not view historical reward rates as indicative of future results.

Why Berachain: A Differentiated Layer 1 Blockchain Built for Sustainable Revenue

In a market crowded with hundreds of speculative Layer 1 (L1) protocols, Greenlane believes Berachain represents a rare combination of technical differentiation, demonstrated revenue generation, and early proof of product-market fit.

Berachain is a Layer 1 blockchain that has been designed to address a structural limitation in how existing Proof of Stake (PoS) chains allocate capital. Rather than directing network inflation toward validators performing an increasingly commoditized security function, Berachain’s Proof of Liquidity (PoL) mechanism redirects that same budget toward the applications driving actual network demand. It is the only L1 architecturally designed to convert operating costs into a revenue-generating engine, capturing 60 to 80 cents on every dollar emitted and returning it to the network. Berachain has returned cumulative revenue of approximately $42 million to BERA token holders since its inception5.

Greenlane is the only publicly traded, regulated equity vehicle purpose-built to accumulate BERA, the native token of Berachain, and actively participates in Berachain’s Proof of Liquidity economy. The Company aims to generate double-digit annualized yield while increasing its per-share token position through active network participation.

Management Commentary

“Our conviction in Berachain continues to deepen. We are seeing real businesses with meaningful revenue leveraging its Proof of Liquidity mechanism to share value directly with token holders and tokenize real-world revenue streams on the network. We believe this differentiated economic model has the potential to drive significant adoption over time.

As the only publicly traded vehicle providing exposure to the Berachain ecosystem, with a strong balance sheet and growing treasury of BERA, we believe now represents a compelling entry point for investors. The share repurchase program we’re announcing today reflects our conviction in the underlying asset value and our commitment to enhancing shareholder value.”

Jason Hitchcock, Chief Executive Officer

Share Repurchase Program

The Repurchase Program follows the Company’s recently approved reverse stock split and represents an additional step the Board is taking to support trading liquidity and enhance shareholder value.

Under the Repurchase Program, the Board has authorized the Company to repurchase up to $2.0 million of its outstanding shares of common stock from time to time through open market purchases, privately negotiated transactions, block trades, or otherwise, in accordance with applicable federal securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Repurchase Program does not obligate the Company to repurchase any specific number of shares. The timing, manner, price, and amount of any repurchases will be determined at the Company’s discretion based on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions, the Company’s liquidity requirements, applicable legal requirements, and other factors the Board deems relevant.

The Company may enter into one or more plans under Rule 10b5-1 of the Exchange Act to facilitate repurchases. The Repurchase Program has no fixed expiration date and may be modified, suspended, or terminated by the Board at any time without prior notice. Any shares repurchased will be retired and returned to the status of authorized but unissued shares of common stock. Investors are encouraged to review the reported figures and draw their own conclusions.

About Greenlane Holdings, Inc.

Greenlane Holdings, Inc. (Nasdaq: GNLN) is a publicly traded digital asset treasury company and the only Nasdaq-listed company purpose-built to accumulate BERA and actively participate in Berachain’s Proof of Liquidity infrastructure. Holding approximately 77.9 million units of BERA—representing approximately 32% of circulating supply—Greenlane provides regulated, yield-generating exposure to Berachain through a standard brokerage account, with no cryptocurrency wallet, exchange account, or custody infrastructure required. For more information, visit www.gnln.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements are statements other than statements of historical fact and may be identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” “continue,” “should,” and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s intentions and expectations with respect to the Repurchase Program, including the timing, manner, price, and amount of any share repurchases; the value of the Company’s Class A common stock, including any such shares purchased under the Repurchase Program; the Company’s Berachain-focused Digital Asset Treasury strategy, including its expected benefits, anticipated returns, and long-term viability; the Company’s plans regarding the acquisition, holding, staking, and deployment of BERA; and the Company’s financial performance, financial condition, and capital allocation strategy.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that could cause or contribute to such differences include, among others: the inherent volatility in the market price of BERA and other digital assets; the evolving and uncertain regulatory landscape for digital assets; cybersecurity risks; risks related to the Berachain network; the Company’s limited operating history with digital asset strategies; the Company’s ability to continue as a going concern; the adequacy of the Company’s capital resources and liquidity; general economic, market, and geopolitical conditions; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC and in other subsequent filings with the SEC.

These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Cautionary Note Regarding Digital Assets

BERA is a digital asset that is not legal tender, is not backed by any government or central bank, and may be subject to extreme price volatility, regulatory uncertainty and technological risk. Investments in and exposures to digital assets such as BERA are highly speculative and may result in the loss of all or a substantial portion of the invested capital. The Company’s activities involving BERA and other digital assets may not be suitable for all investors and are subject to the risks described in the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC and in other subsequent filings with the SEC. These filings are available at www.sec.gov.

Investor Relations Contact

Greenlane@icrinc.com

1 Total BERA holding as of April 7 is comprised of (i) initial BERA holding of 54.2 million units of BERA, per Greenlane press release dated October 24, 2025, (ii) cumulative open-market purchases of approximately 22.4 million units of BERA, (iii) BERA earned from staking and validator participation, and (iv) BERA acquired through structured token trading agreements.

2 “Circulating supply” as reported by CoinMarketCap (coinmarketcap.com) as of April 7, 2026. Circulating supply is not a standardized metric and may vary across data providers. The total supply of BERA is approximately 535.8 million units, of which a significant portion remains subject to vesting or lock-up schedules. The Company’s percentage of circulating supply will fluctuate as additional units of BERA enter circulation through scheduled unlocks, validator emissions, and other protocol mechanisms. A material portion of the Company’s BERA holdings are deployed in validator infrastructure and are subject to protocol-defined unbonding periods, which limit the near-term liquidity of such units. The Company does not control or seek to influence the market price of BERA.

3 Validator deployment figures are based on publicly available on-chain data as reported on the Berachain network explorer (berascan.com) and/or BeraHub (hub.berachain.com) as of April 7, 2026. On-chain data is independently verifiable and is not sourced from the Company’s internal records. Validator stake amounts may fluctuate due to protocol rewards, additional delegations, unbonding activity, or slashing events.

4 Prevailing network conditions include, but may not be limited to, protocol parameter changes, reward schedule adjustments, validator set changes and market volatility.

5 https://investors.defillama.com/berachain